Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rogers Communications Inc.

We consent to the use of:

•our report dated March 5, 2024 on the consolidated financial statements of Rogers Communications Inc. (the “Company”) which comprise the consolidated statements of financial position of the Company as of December 31, 2023 and December 31, 2022, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes; and

•our report dated March 5, 2024 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023,

each of which is included in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2023.

We also consent to the incorporation by reference of such reports in Registration Statement No. 333-170234 on Form F-3D of the Company and Registration Statements Nos. 333-273187 and 333-272511 on Form F-10.

"KPMG LLP"
Chartered Professional Accountants, Licensed Public Accountants

March 5, 2024
Toronto, Canada